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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
ARENA PHARMACEUTICALS, INC.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

Jack Lief President, Chief Executive Officer and Director	6166 Nancy Ridge Drive San Diego, CA 92121

Dear Arena Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of the Stockholders of Arena Pharmaceuticals, Inc. The Annual Meeting will be held on Tuesday, June 11, 2002, at 10:00 a.m., San Diego local time, at the offices of Arena located at 6166 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

        At the Annual Meeting, we will elect six directors, and act upon proposals to select independent auditors, approve the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan and amend our charter to eliminate stockholder action by written consent without a meeting. There will also be a report on the Company's business, and you will have an opportunity to ask questions about your Company.

        Whether or not you attend the Annual Meeting for your Company, it is very important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card either in the enclosed envelope (no postage is required if mailed in the United States) or by fax to (303) 986-2444, Attention Proxy Department. By returning the proxy card, you can help your Company avoid the expense of duplicating proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

        If you would like directions to the Company, please visit our web site at www.arenapharm.com under Corporate Info, where you will find a "Directions" section that has an easy to use map locator program.

        On behalf of the employees of your Company and the Board of Directors, I would like to express our appreciation for your continued interest in Arena.

                      Sincerely,

                      Jack Lief
                      President, Chief Executive Officer and Director

For further information about the Annual Meeting, please call (858) 453-7200 ext. 253

Notice of Annual Meeting of Stockholders
To be held on June 11, 2002
ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, California 92121

[                        ]

To the Stockholders of Arena Pharmaceuticals, Inc.:

        The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company") will be held on Tuesday, June 11, 2002, at 10:00 a.m. San Diego local time, at the Company's offices, located at 6166 Nancy Ridge Drive, San Diego, California 92121, for the following purposes:

  1.
  To elect directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

  2.
  To ratify the Company's selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

  3.
  To vote on a proposal to approve the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan with 2,750,000 shares of common stock available for grant thereunder.

  4.
  To approve an amendment to the Company's Restated Certificate of Incorporation to provide that actions required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and not by written consent.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        Only stockholders of record at the close of business on April 15, 2002, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save your Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for this purpose. You also may return the Proxy by fax to (303) 986-2444, Attention Proxy Department. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy may be cancelled at your option.

By Order of the Board of Directors
Vice President, General Counsel & Secretary

TABLE OF CONTENTS TO PROXY STATEMENT

Information Concerning Solicitation and Voting	1
General	1
Record Date, Outstanding Shares and Voting	1
Revocability of Proxies	2
Cost of Solicitation	2
Proposal 1—Election of Directors	2
Nominees	2
Business Experience of Directors	3
Committees of the Board of Directors	4
Attendance at Meetings of the Board of Directors and Committees Thereof	4
Proposal 2—Ratification of Independent Auditors	4
Proposal 3—Approval of the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan	5
Material Features of the Plan	5
Federal Income Tax Consequences of Grants Under the Plan	8
Proposal 4—Amendment to the Restated Certificate of Incorporation to Provide Stockholder Action Be Taken Only at an Annual or Special Meeting of Stockholders and to Prohibit Stockholder Action by Written Consent	10
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders	11
Executive Officers	11
Director Compensation	12
Executive Compensation	13
Option/SAR Grants in Last Fiscal Year	15
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values	16
Equity Compensation Plan Information
Employment Agreements	16
Compensation Committee Report on Executive Compensation	16
General Executive Compensation Policy	17
Implementation of Executive Compensation Policy	17
CEO Compensation	18
Performance Graph	19
Security Ownership of Certain Beneficial Owners and Management	20
Section 16(a) Beneficial Ownership Reporting Compliance	22
Compensation Committee Interlocks and Insider Participation	22
Certain Relationships and Related Transactions	23
Audit Committee Report	24
Audit Fees	25
Financial Information Systems Design and Implementation Fees	25
All Other Fees	25
Stockholder Proposals for the 2002 Annual Meeting	25
Annual Report	25
Annual Report on Form 10-K	25
Other Matters	26
EXHIBIT A—Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan	A-1

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
To Be Held June 11, 2002, at 10:00 a.m. San Diego Local Time

Information Concerning Solicitation and Voting

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, June 11, 2002, at 10:00 a.m., San Diego local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices, located at 6166 Nancy Ridge Drive, San Diego, California 92121.

        This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and the Company's Annual Report to Stockholders, are being mailed on or about     [                        ], to all stockholders of record at the close of business on April 15, 2002 (the "Record Date").

Record Date, Outstanding Shares and Voting

        Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, [                        ] shares of the Company's Common Stock were outstanding.

        Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on all matters to be voted on at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. Stockholders may vote in person or by proxy.

        All votes will be tabulated by the inspectors of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence, in person or by proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

        Votes withheld from any nominee for election as director, abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        Abstentions will be included in the number of shares present and voting on each matter but will have the effect of a negative vote. Non-votes will not be included in the number of shares present and voting on each matter and will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which a majority is calculated.

        The election of directors by the stockholders will be determined by a plurality of votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares, present in person or represented by proxy at the meeting and entitled to vote, will be required for approval.

        Any proxy which is returned using the form of proxy enclosed and is not marked as to a particular item will be voted for the election of directors named in the proxy, for the confirmation of the selection of the designated independent auditors, and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be. In the event that any nominee for director should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as designated by the present Board of Directors.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at 6166 Nancy Ridge Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Cost of Solicitation

        The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile, e-mail or telegram.

Proposal 1

ELECTION OF DIRECTORS

        The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their early resignation or removal. The Company's bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors. The authorized number of directors is currently six.

        Each nominee listed below is currently a director of the Company. Directors are elected by a plurality of votes present in person or by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any nominee of the Company is unavailable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve.

  The Board of Directors recommends a vote "FOR" each named nominee below.

Nominees

        The following table sets forth information regarding the nominees.

Name	Positions and Offices Held	Year First Elected Director	Age
Jack Lief(1)	President, CEO and Director	1997	56
Dominic P. Behan, Ph.D.	Vice President, Research and Director	2000	38
Derek T. Chalmers, Ph.D.	Vice President, Research and Director	2000	38
John P. McAlister, III, Ph.D.(2)	Director	1997	53
Michael Steinmetz, Ph.D.(1)(2)(3)	Director	1999	54
Stefan Ryser, Ph.D.(1)(2)(3)	Director	1999	42

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Member of Equity Compensation Plan Committee

Business Experience of Directors

        Jack Lief is a co-founder of the Company and has served as a director, President and Chief Executive Officer since April 1997. Mr. Lief is also currently serving as a director, Chief Executive Officer and President of Aressa Pharmaceuticals, Inc. and of BRL Screening, Inc. Mr. Lief also serves as a director of ChemNavigator. The Company owns 35% of ChemNavigator. From 1995 until April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, he served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biotechnology company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972 where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief holds a B.A. from Rutgers University and a M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

        Dominic P. Behan, Ph.D. is a co-founder of the Company and has served as Vice President, Research since April 1997 and a director since April 2000. From 1993 to January 1997, Dr. Behan directed various research programs at Neurocrine Biosciences, a biopharmaceutical company. From 1990 until 1993, he was engaged in research at the Salk Institute. Dr. Behan holds a Ph.D. in Biochemistry from Reading University, England.

        Derek T. Chalmers, Ph.D. is a co-founder of the Company and has served as Vice President, Research since April 1997 and as a director since April 2000. From 1994 to January 1997, Dr. Chalmers directed various research programs at Neurocrine Biosciences. From 1990 until 1994, he was engaged in research at the University of Michigan. Dr. Chalmers holds a Ph.D. in Neuroscience and Neuropharmacology from the University of Glasgow, Scotland.

        John P. McAlister, III, Ph.D. has served as a director since July 1997. Dr. McAlister joined Tripos, Inc., a provider of discovery research software and services to the life sciences industry, in 1982, and since 1988 has served as President and Chief Executive Officer of Tripos. Dr. McAlister holds a Ph.D. in Biochemistry and X-Ray Crystallography from the University of Wisconsin, Madison. He currently also serves as a director of Tripos.

        Michael Steinmetz, Ph.D. has served as a director since May 1999. Since 1997, he has served as General Partner for MPM Capital, a venture capital firm focusing on investments in the biotechnology industry, and he is a Managing Director of MPM Asset Management LLC. From 1991 to 1997, he served as Vice President Preclinical Research and Development of various divisions of Hoffmann-La Roche Ltd., a pharmaceutical company. Dr. Steinmetz holds a Ph.D. in Natural Sciences from the University of Munich, Germany. He previously served as Chairman of GPC Biotech and Coelacanth Corporation. Dr. Steinmetz also currently serves as director of Acorda Therapeutics, Amphora, Biovitrum, Atugen, Cellular Genomics, Epigenomics, IDEA, MacroGenics, TaiGen and Xcyte.

        Stefan Ryser, Ph.D. has served as a director since January 1999. In April 2000, Dr. Ryser became a Managing Director of Bear Sterns and founding Managing Partner of Bear Stearns Health Innoventures Management LLC, a company that manages venture capital investments in the health care industry. From January 1998 to April 2000, Dr. Ryser served as Chief Executive Officer of International Biomedicine Management Partners Inc., a Swiss company that manages investments in the biotechnology industry. From January 1985 to December 1997, Dr. Ryser held various positions at Hoffmann-La Roche Inc., a pharmaceutical company, in Basel, Switzerland, and in Nutley, New Jersey, including Head of Global Research Staff and Scientific Assistant to the President of Global Research and Development. Dr. Ryser holds a Ph.D. in Molecular Biology from the University of Basel, Switzerland. He previously served as a director of Genaissance Pharmaceuticals, Inc. and Cytokinetics, Inc. Dr. Ryser currently serves as a director of Telik, Inc., Entelos, Inc. and Achillion Pharmaceuticals, Inc.

Committees of the Board of Directors

        The Company has an Audit Committee, a Compensation Committee and a Equity Compensation Plan Committee. The Company does not have a nominating committee or a committee that performs the functions of a nominating committee.

        The Audit Committee reviews the financial information to be provided to stockholders, monitors the integrity of the Company's internal controls and monitors the independence and performance of the Company's independent auditors. The Audit Committee currently consists of the outside directors, Dr. McAlister, Dr. Ryser and Dr. Steinmetz. The Audit Committee held eight meetings during the fiscal year ended December 31, 2001.

        The Compensation Committee reviews and approves the compensation and benefits for directors and the executive officers, and makes recommendations to the Board of Directors regarding these matters. The Compensation Committee currently consists of Mr. Lief, Dr. Ryser and Dr. Steinmetz. The Compensation Committee held two meetings during the fiscal year ended December 31, 2001.

        The Equity Compensation Plan Committee authorizes and approves stock option grants to officers, employees, consultants and non-employee members of the Board of Directors, under the Company's 2000 Equity Compensation Plan. The Equity Compensation Plan Committee currently consists of the outside directors Dr. Ryser and Dr. Steinmetz. The Equity Compensation Plan Committee held six meetings during the fiscal year ended December 31, 2001.

Attendance at Meetings of the Board of Directors and Committees Thereof

        The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2001. Each incumbent director who served as a director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served during the periods in which he served.

Proposal 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Ernst & Young LLP has audited the Company's financial statements since its inception in 1997. To the best knowledge of the Company, neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's auditors.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

        In the event that the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the Company's and its stockholders' best interest.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 2002.

Proposal 3

APPROVAL OF THE ARENA PHARMACEUTICALS, INC.
2002 EQUITY COMPENSATION PLAN

        This proposal is to approve the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan (the "Plan") and the reservation of 2,750,000 shares of common stock for issuance thereunder. On January 15, 2002 the Board of Directors determined that it was in the Company's best interest and in the best interest of the Company's stockholders to adopt the Plan which is described below. The Board has adopted the Plan and reserved common stock for issuance thereunder, subject to stockholder approval, in the amount of 2,750,000 shares.

        The purpose of the Plan is to provide employees of the Company and its subsidiaries, as well as certain consultants and advisors who provide valuable services to the Company or its subsidiaries ("Key Advisors") and non-employee members ("Non-Employee Directors") of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options ("ISOs"), nonqualified stock options ("NQSOs") and restricted stock awards ("Stock Awards"). The Company believes that the Plan encourages participants to contribute significantly to the growth of the Company, thereby benefiting the Company's stockholders. It is the Company's view that the Plan aligns the economic interests of the participants with those of the stockholders.

        The following is a summary of the material features of the Plan. The summary is not a complete description of all the provisions of the Plan. Any stockholder who wishes to obtain a copy of the actual Plan document may do so by written request to our Secretary.

Material Features of the Plan

        General.    The Plan provides for the grant of ISOs or NQSOs, (collectively, "Stock Options") and Stock Awards. The Plan authorizes up to 2,750,000 shares of Common Stock of the Company for issuance pursuant to the terms of the Plan. However, the number of shares that can be the subject of Stock Options and/or Stock Awards in any one calendar year, under the Plan, is limited to 5% of the number of shares of the Company then outstanding. The maximum share limits are subject to adjustment in the event of a stock dividend, spinoff, recapitalization, split, combination, exchange, reclassification, merger or other corporate change. If and to the extent Stock Options granted under the Plan terminate, expire or are canceled without being exercised, or if any shares subject to a Stock Award are forfeited, the shares subject to such option or award will become available again for purposes of the Plan.

        Administration.    The Plan will be administered and interpreted by a Committee, which consists of not less than two persons appointed by the Board from among its members, each of whom must be "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and each of whom must be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. The Board reserves the right to ratify or approve grants and the Board is authorized to take any action that the Committee is authorized to take under the Plan.

        The Committee has the sole authority to determine (i) the persons to whom Stock Options and Stock Awards (collectively "Grants") may be granted under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants are to be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee's interpretations and determinations will be conclusive and binding on all persons having an interest in the Plan or in any Grants awarded.

        Grants.    All Grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the "Grant Instrument"). Grants under the Plan need not be uniform as among other recipients of the same type of Grant.

        Eligibility.    All employees of the Company and its subsidiaries are eligible to participate in the Plan (including officers and employees who are members of the Board). In addition, Non-Employee Directors and Key Advisors are eligible to participate in the Plan.

        As of March 1, 2002, approximately 230 employees (including ten executive officers), ten Key Advisors, and three Non-Employee Directors were eligible for grants under the Plan. The Committee is authorized, in its discretion, to select the employees, Key Advisors and Non-Employee Directors who will receive Grants (the "Grantees") from among those eligible and to determine the number of shares of Common Stock that are subject to each Grant. Non-Employee Directors are only eligible to receive NQSOs under the Plan as described below.

        Stock Options.    The Committee may grant Stock Options intended to qualify as ISOs within the meaning of section 422 of the Code or NQSOs, that are not intended to so qualify, or any combination of ISOs and NQSOs. Non-Employee Directors and Key Advisors may only receive NQSOs.

        The Committee will set the exercise price per share on the date of grant. The exercise price per share of a NQSO may be greater than, less than or equal to the fair market value of the underlying shares of Common Stock on the date of grant. The option exercise price of any ISO granted under the Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The measure of fair market value on a particular date is the closing price of a share of Common Stock as reported on the Nasdaq National Market on that date or if the Company's stock were not principally traded on the Nasdaq National Market, then the fair market value would be the mean between the last reported "bid" and "asked" prices of Company stock on the relevant date, as reported on Nasdaq. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs are treated as NQSOs. The closing price of our Common Stock on March 1, 2002 was $9.91 per share.

        The Committee determines the term of each Stock Option; provided, however, that the option term may not exceed ten years from the date of grant and, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option term may not exceed five years from the date of grant. The exercise period for Stock Options commences on the date of grant and ends on such date as is determined by the Committee, in its sole discretion, which is specified in the Grant Instrument, provided however that Stock Options shall vest over a period of not more than five years and at a rate of not less than 20% per year. A Grantee may exercise a Stock Option by delivering notice of exercise to the Company with accompanying payment of the option price. The Grantee may pay the option exercise price in cash, or subject to approval by the Committee, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option exercise price, or by any other method that the Committee may approve.

        Stock Awards.    The Committee may issue or transfer shares of Common Stock pursuant to a Stock Award to employees, Non-Employee Directors or Key Advisors under the Plan. Shares may be issued or transferred for consideration or for no consideration, as the Committee determines. The number of shares of Common Stock granted to each Grantee is determined by the Committee. The Grant Instrument may provide for a period (the "Restriction Period") during which the Grant will remain subject to certain restrictions, including restrictions on transferability. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock to which the Restriction Period applies, except to a successor grantee in the event of the Grantee's death. If a Grantee's employment terminates or if a Grantee who is a Key Advisor ceases to perform services for the Company during the Restriction Period, the Stock Award terminates with respect to all of the shares of Common Stock covered by the Stock Award as to which the restrictions have not lapsed, and those shares of Common Stock shall be forfeited and if issued, immediately returned to the Company. All restrictions imposed under the Stock Award lapse upon the expiration of the applicable Restriction Period. In addition, the Committee may determine as to any or all Stock Awards that all restrictions will lapse under such other circumstances, as it deems appropriate. The Committee may determine that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

        Withholding Tax.    All Grants under the Plan are subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. The Plan also allows, if the Committee so permits, a Grantee to elect, in a form and manner prescribed by the Committee, to satisfy the Company's income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee's minimum marginal tax rate for federal (including FICA), state and local tax liabilities.

        Section 162(m).    Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated officers in any year. Total remuneration includes taxable amounts received upon the exercise of Stock Options granted under the Plan and the value of shares received when shares subject to Stock Awards became transferable (or such other time when income is recognized). However, an exception is available for "qualified performance-based compensation" that meets certain requirements. The Plan is structured to permit Stock Options to meet the requirements of "qualified performance-based compensation" under section 162(m). Generally, Stock Awards will not meet the requirements of "qualified performance-based compensation."

        Transferability.    Grants are generally not transferable by the Grantee, except in the event of death, or, if permitted by the Committee with respect to NQSOs or Stock Awards, pursuant to a domestic relations order or to permit a grantee to transfer NQSOs to family members or trusts or entities for the benefit of family members, on such terms as the Committee deems appropriate, provided that the grantee receives no consideration and the option continues to be subject to the same terms and conditions after the transfer.

        Amendment and Termination.    The Committee may amend or terminate the Plan at any time. However, no amendment may be made without stockholder approval if stockholder approval is required in order to comply with the requirements of Section 422 or Section 162(m) of the Code.

        Amendment and Termination of Outstanding Grants.    The termination or amendment of the Plan after a Grant is made may not materially impair the rights of a Grantee unless (i) the Grantee consents, (ii) the Committee revokes the Grant because it is contrary to law, or (iii) the Committee modifies the Grant to comply with a valid and mandatory government regulation. Whether or not the Plan has terminated, an outstanding grant may be terminated or amended by the Committee in accordance with the preceding sentence or may be amended by agreement of the Company and the Grantee.

        Change of Control of the Company.    In the event of a "Change of Control" all outstanding Stock Options will automatically vest and become immediately exercisable and all restrictions with respect to Stock Awards will lapse unless, and only to the extent that, such Grants and options are assumed or replaced by the successor corporation (or parent thereof) with options or awards meeting certain requirements as specified in the Plan.

        A "Change of Control," under the Plan is defined as (i) the circumstance where any person, becomes a beneficial owner of more than 50% of the voting power of the then outstanding securities of the Company or (ii) a stockholder-approved transaction to which the Company is a party including: (a) a merger or consolidation in which more than 50% of the combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (b) the sale or other disposition of all or substantially all of the Company's assets or (c) a liquidation or dissolution of the Company.

        Stock Awards.    The table below shows, as to the Company's Chief Executive Officer and its four other most highly paid executive officers and the various indicated individuals and groups, the amount of stock option transactions that would have occurred under the Plan, if the Plan had been in effect during the period from January 1, 2001 to December 31, 2001: the number of shares of common stock subject to options granted during the period and the weighted average option price payable per share.

Name and Title	Options Granted (Number of Shares)	Weighted Average Exercise Price of Options Granted
Jack Lief, Chief Executive Officer	200,000	$20.89
Dominic P. Behan, Ph.D., Vice President Research	50,000	$25.58
Derek T. Chalmers, Ph.D., Vice President Research	50,000	$25.58
Elaine Alexander, M.D., Ph.D., Vice President, Experimental and Clinical Research	—	—
Joyce H. Williams, R.A.C., Vice President, Drug Development	—	—
Richard P. Burgoon, Jr., Former Officer	25,000	$25.58
All current executive officers as a group (10 persons)	420,000	$20.94
All non-executive directors and director nominees as a group (3 persons)	30,000	$16.00
All employees, including current officers who are not executive officers as a group (approximately 12 persons)	427,700	$17.04

Federal Income Tax Consequences of Grants Under the Plan

        The current federal income tax treatment of grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Grantees are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

        There are no federal income tax consequences to a Grantee or to the Company upon the grant of a NQSO under the Plan. Upon the exercise of a NQSO, a Grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of a NQSO, a Grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO). The capital gain tax rate will depend upon the length of time the shares are held and certain other factors.

        A Grantee who is granted an ISO will not recognize taxable income for purposes of the regular federal income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A Grantee who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO.

        Generally, if a Grantee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain, depending upon the length of time the Grantee held his or her shares prior to the disposition and certain other factors.

        A Grantee normally will not recognize taxable income upon receiving a Stock Award, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time, and the Company generally will be entitled to a deduction in the same amount. A Grantee may, however, elect to recognize ordinary compensation income in the year the Stock Award is made in an amount equal to the fair market value of the shares subject to the Stock Award (less any amount paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Grantee upon subsequent disposition of the shares will be capital gain or loss.

        The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Code section 162(m) if the grant does not qualify as "qualified performance-based compensation" under Code section 162(m) (see "Section 162(m)" above).

        The affirmative vote of the holders of a majority of shares represented and voting at the meeting will be required to approve the 2002 Equity Compensation Plan.

        The Board of Directors recommends that stockholders vote "FOR" the approval of the 2002 Equity Compensation Plan described above, and reservation of 2,750,000 shares of common stock for issuance thereunder.

Proposal 4

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO PROVIDE STOCKHOLDER ACTION BE TAKEN ONLY AT AN ANNUAL
OR SPECIAL MEETING OF STOCKHOLDERS AND TO PROHIBIT
STOCKHOLDER ACTION BY WRITTEN CONSENT

        The Board of Directors proposes to amend the Company's Restated Certificate of Incorporation to add a new provision to require that stockholder action be taken only at an annual or special meeting of stockholders and to prohibit stockholder action by written consent.

        Under Delaware law, any actions required or permitted to be taken by stockholders may be taken (unless a company's certificate of incorporation otherwise provides) without a meeting, without giving prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of stock having the requisite number of votes. The Company's Restated Certificate of Incorporation currently does not prohibit stockholder action by written consent and the Company's by-laws currently provide that stockholder action may be taken by written consent. Consequently, unless Proposal 4 is approved, persons holding a majority interest in the Company could take significant corporate action without giving all other stockholders the opportunity to attend a stockholder meeting, discuss the issues and vote.

        The Board of Directors has approved the proposed amendment to the Company's Restated Certificate of Incorporation and has voted to recommend that the Company's stockholders approve such amendment. The Board of Directors believes that the approval of Proposal 4 is advantageous to the Company and its stockholders. The provision prohibiting stockholder action by written consent would give all stockholders in the Company, entitled to vote on a particular matter, advance notice of and the opportunity to participate in the determination of any proposed action on such matter and the chance to protect their interests. Prohibiting stockholder action by written consent would also prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take stockholder action to the detriment of the minority. Requiring stockholder actions take place only at a stockholder meeting allows all stockholders to participate, express their views and vote on the matter.

        The proposed amendment to the Company's Restated Certificate of Incorporation may increase the likelihood that a potential acquirer would negotiate with the Company's management and Board of Directors. As such, the proposed amendment could be viewed as increasing management's and the board's ability to retain their positions with the Company and to resist a transaction which may be deemed advantageous by certain stockholders. The elimination of action by written consent may deter acquisitions of the Company's stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to control the Board, unsolicited tender offers or other efforts to acquire control of the Company. Proposal 4 may impede or delay, at least until the next regularly scheduled annual meeting, the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by the Board of Directors even though sought by a majority of the stockholders. Neither the Company, nor the Board of Directors is presently aware of any plan to acquire or attempts to acquire control of the Board or of the Company.

        If Proposal 4 is adopted by the stockholders, a new article will be added to the Restated Certificate of Incorporation which will read as follows:

Article VIII

  No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

        If Proposal 4 is approved by the stockholders, the Board of Directors plans to adopt a conforming amendment to the Company's by-laws, that eliminates the section in the by-laws permitting stockholder action by written consent.

        The affirmative vote of the holders of a majority of shares represented and voting at the meeting will be required to approve the proposal to Amend the Company's Restated Certificate of Incorporation to Prohibit Stockholder Action By Written Consent.

        The Board of Directors believes that Proposal 4 is in the best interests of the Company and its stockholders and recommends that stockholders vote "FOR" the proposal to Amend the Company's Restated Certificate of Incorporation to Prohibit Stockholder Action By Written Consent.

Compensation and Other Information Concerning Officers,
Directors and Certain Stockholders

Executive Officers

        The executive officers of the Company are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the executive officers of the Company.

Name	Age	Position
Jack Lief	56	President and Chief Executive Officer
Dominic P. Behan, Ph.D.	38	Vice President, Research
Derek T. Chalmers, Ph.D.	38	Vice President, Research
Robert Hoffman, CPA	36	Vice President, Finance
Joyce H. Williams R.A.C.	56	Vice President, Drug Development
Nigel R.A. Beeley, Ph.D.	51	Vice President, Chief Chemical Officer
Elaine Alexander, M.D., Ph.D.	49	Vice President, Experimental and Clinical Research
Louis J. Scotti	46	Vice President, Business Development
Joseph F. Mooney	54	Chief Financial Officer
Steven W. Spector	37	Vice President, General Counsel and Secretary

        See "Proposal No. 1 Election of Directors" for biographical information regarding Mr. Lief, Dr. Behan and Dr. Chalmers, who are also directors.

        Robert Hoffman, CPA, has served as the Company's Vice President, Finance since April 2000 and served as the Company's Controller from August 1997 until April 2000. Mr. Hoffman also serves as the Chief Financial Officer of ChemNavigator and as Vice President, Finance of BRL Screening, Inc. From 1994 to 1997, he served as Assistant Controller for Document Sciences Corporation, a software company. Mr. Hoffman holds a B.B.A. from St. Bonaventure University in New York and is licensed as a CPA in the state of California.

        Joyce H. Williams, R.A.C., has served as the Company's Vice President, Drug Development since February 1998. Ms. Williams began serving as Vice President, Regulatory & Clinical Affairs of Aressa Pharmaceuticals, Inc. in October 2000. From January 1997 to February 1998, Ms. Williams served as regulatory consultant to various biotechnology and medical device companies. From 1995 to 1996, she served as Executive Director, Regulatory Affairs at Advanced Sterilization Products, a division of Johnson & Johnson, a pharmaceutical and health care product company. Ms. Williams has over 20 years of experience in regulatory affairs with pharmaceutical and medical technology firms. Ms. Williams holds a B.A. from Case Western Reserve University and an M.B.A. from Pepperdine University. Ms. Williams has earned the designation Regulatory Affairs Certified, or R.A.C.

        Nigel R.A. Beeley, Ph.D. has served as the Company's Vice President and Chief Chemical Officer since March 1999. From 1994 to 1998 he was Senior Director of Chemistry at Amylin Pharmaceuticals, Inc., a biotechnology company, and from 1988 to 1994 he served as Head of Oncology-Chemistry for Celltech, a biotechnology company. From 1980 to 1988 he held positions of increasing seniority in the cardiovascular group at Synthelabo Research, a pharmaceutical company, and from 1978 to 1980 he was a CNS Medicinal Chemist, in the pharmaceutical division of Reckitt and Coleman, a conglomerate. From 1976 to 1978 Dr. Beeley held a Royal Society Overseas Research Fellow at ETH, Zurich, Switzerland. Dr. Beeley has a BSc Honours (Class 1) degree in Chemistry from the University of Liverpool, UK and a Ph.D. in Chemistry from the University of Manchester, UK.

        Elaine Alexander, M.D., Ph.D. has served as the Company's Vice President, Experimental and Clinical Research since May 1999. From 1998 to 1999, she served as a consultant to biotechnology companies and the National Institutes of Health. From 1993 to 1997, she served as Director of Experimental and Exploratory Research for Cephalon, Inc., a biotechnology company. Dr. Alexander holds a Ph.D. and M.D. from the University of California, Los Angeles.

        Louis J. Scotti has served as the Company's Vice President, Business Development since August 1999. From June 1998 until July 1999, Mr. Scotti served as President and Chief Executive Officer for ProtoMed, Inc., a biopharmaceutical research company. From April 1996 to June 1998, he served as Executive Director of Licensing for Ligand Pharmaceuticals, Inc., a drug discovery company. From 1986 to 1995, he served in various positions at Reed & Carnrick Pharmaceuticals, a pharmaceutical company, most recently as Vice President of Marketing and Business Development. Mr. Scotti holds a B.S.E. in Biomedical Engineering from the University of Pennsylvania.

        Joseph F. Mooney serves as the Company's Chief Financial Officer since September 2000. Mr. Mooney also serves as a director and as Treasurer of BRL Screening, Inc. From 1995 to 2000 he was Managing Principal of Liquidity Sources LLC, a commercial factoring company. From 1987 to 1993 he was with Tucson Resources, Inc., a subsidiary of Tucson Electric Power, most recently as the Vice President, Securities and Treasurer. Mr. Mooney holds an MBA from the Graduate School of Business at the University of Chicago and a MSc from the London School of Economics and Political Science, as well as degrees in mathematics from Boston College and Brandeis University.

        Steven W. Spector has served as the Company's Vice President, General Counsel since October 2001. Mr. Spector also serves as Secretary of the Company and as a director of BRL Screening, Inc. and ChemNavigator. Prior to joining the Company, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he had worked since 1991 and a member of Morgan Lewis' Technology Steering Committee. He had been the Company's outside corporate counsel from 1998 until October 2001. Mr. Spector holds B.A. and J.D. degrees from the University of Pennsylvania.

Director Compensation

        In January of 2001, the Company granted each non-employee member of the Board of Directors, other than Dr. Steinmetz, a stock option to purchase 15,000 shares of the Company's common stock, under the Company's 2000 Equity Compensation Plan. Dr. Steinmetz determined that he would be unable to receive any stock options because of his relationship with MPM Capital, one of the principal stockholders of the Company. The exercise price of the options granted to non-employee members of the Board of Directors was $16.00 per share. The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the Company's 2000 Equity Compensation Plan. The options vest at the rate of 25% per year, over a four-year period, with the first 25% vesting in January 2002. Each option granted non-employee members of the Board of Directors has a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service.

        In addition, each non-employee member of the Board of Directors is also entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and Committees.

        Under the Company's 2000 Equity Compensation Plan, non-employee directors are also eligible to receive direct stock issuances, although no non-employee director received any direct stock issuances during 2001. Directors who are also employees do not receive additional compensation for serving as directors.

Executive Compensation

Summary of Cash and Certain Other Compensation

        The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer and its four other most highly paid executive officers (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Other Annual Compensation			Securities Underlying Options/SARs #	All Other Compensation
Jack Lief President and Chief Executive Officer	2001 2000 1999	$502,083 321,667 197,600	$	— — —		200,000 300,000 12,500	$	— — —	(5)
Dominic P. Behan, Ph.D. Vice President, Research	2001 2000 1999	262,083 200,000 137,500		(55,000 55,000 —	)(2) (2)	50,000 200,000 12,500		— — 2,404	(4)
Derek T. Chalmers, Ph.D. Vice President, Research	2001 2000 1999	262,083 200,000 137,500		(55,000 55,000 —	)(2) (2)	50,000 200,000 12,500		— 3,365 4,807	(4) (4)
Joyce H. Williams, R.A.C. Vice President, Drug Development	2001 2000 1999	197,027 164,167 154,283		— — —		— 10,000 30,000		— — —
Elaine Alexander, M.D., Ph.D. Vice President, Experimental and Clinical Research	2001 2000 1999	192,500 164,375 96,875		— — —		— 10,000 10,000		7,692 6,538 —	(4) (4)
Richard P. Burgoon, Jr.(6) Former Officer	2001 2000 1999	233,333 209,279 156,183		— — —		25,000 100,000 22,500		6,834 23,653 2,981	(3)(4) (4) (4)

(1)
In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. Amounts earned during the years

  2001, 2000 and 1999 but deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) plan are included in the Salary column.

(2)
During the year 2000, each of Dr. Behan and Dr. Chalmers received an advance on their salary in the amount of $80,000. Each of Dr. Behan and Dr. Chalmers have offset their advances by $25,000 in the form of salary reductions through December 31, 2000. This has resulted in a net advance of $55,000 to each of Dr. Behan and Dr. Chalmers during 2000. As of December 31, 2001, each of Dr. Behan and Dr. Chalmers had off set their advances by $55,000 in the form of salary reductions.

(3)
Upon Mr. Burgoon's resignation, Mr. Burgoon and the Company agreed that the Company would pay Mr. Burgoon $43,750 as severance pay and $974 for an insurance premium of cover Mr. Burgoon's health insurance benefits from October 1, 2001 through November 15, 2001. In addition, the Company agreed to allow 46,250 shares of Company restricted stock that Mr. Burgoon had received upon the exercise of unvested options to vest prematurely.

(4)
After their annual anniversary hire date, each of the Company's employees may elect to be paid for unused vacation time in the form of additional salary. Dr. Behan elected to be paid in the form of additional salary for one week of unused vacation time in the year ended December 31, 1999. Dr. Chalmers elected to be paid in the form of additional salary for one week and two weeks of unused vacation time in the years ended December 31, 2000 and 1999, respectively. Ms. Alexander elected to be paid in the form of additional salary for two weeks of unused vacation in each of the years ended December 31, 2000 and 1999. Mr. Burgoon elected to be paid in the form of additional salary for one week, six weeks and one week of unused vacation time in the years ended December 31, 2001, 2000 and 1999, respectively. In addition, Mr. Burgoon was paid for his unused vacation balance upon his resignation.

(5)
Pursuant to a four-year consulting agreement with ChemNavigator, Mr. Lief was awarded 200,000 shares of common stock of ChemNavigator in May 1999. The shares vest at a rate of 50,000 shares a year beginning in May 2000, provided that Mr. Lief remains employed by the Company. Pursuant to a four year consulting agreement with ChemNavigator, Mr. Burgoon was awarded 175,000 shares of common stock of ChemNavigator in May 1999. The shares vested at a rate of 43,750 shares a year beginning in May 2000, as long as Mr. Burgoon remained employed by the Company. When Mr. Burgoon resigned in September of 2001, ChemNavigator repurchased 87,500 of the shares of ChemNavigator that were unvested as of September 2001.

(6)
In September of 2001, Mr. Burgoon resigned from his positions with the Company, Aressa Pharmaceuticals, Inc., BRL Screening, Inc., and ChemNavigator.

Option/SAR Grants In Last Fiscal Year

        The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2001, by the Company to the Named Executive Officers:

Option/SAR Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options/SARs Granted(#)
		Percent of Total Options/SARs Granted
Name			Exercise Price Per Share	Market Price on Date of Grant	Expiration Date
						5%	10%
Jack Lief	100,000 100,000	11.2 11.2%	$16.00 25.58	$16.00 25.58	1/16/11 7/31/11	$1,006,231 1,743,712	$2,549,988 4,211,793
Dominic P. Behan, Ph.D.	50,000	5.6	25.58	25.58	7/31/11	804,356	2,038,397
Derek T. Chalmers, Ph.D.	50,000	5.6	25.58	25.58	7/31/11	804,356	2,038,397
Joyce H. Williams, R.A.C.	—	—	—	—	—	—	—
Elaine Alexander, M.D., Ph.D.	—	—	—	—	—	—	—
Richard P. Burgoon, Jr.(2)	25,000	2.8	25.58	25.58	7/31/11	402,178	1,019,198

(1)
The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of the future common stock price.

(2)
In September of 2001, Mr. Burgoon resigned from his positions with the Company, Aressa Pharmaceuticals, Inc., BRL Screening, Inc., and ChemNavigator.

        The Company does not provide assurance to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

        Pursuant to stock option agreements between the Company and its employees, each of its employees is entitled to exercise their options prior to vesting, subject to certain exceptions. If they exercise their options prior to vesting, they will receive restricted shares which will vest in accordance with the normal vesting schedule set forth in their stock option agreement and are subject to repurchase by the Company if they cease to be employed by the Company.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table shows for the fiscal year ended December 31, 2001, certain information regarding options exercised by, and held at year end by, the Named Executive Officers:

			Number of Securities Underlying Unexercised Options/SARs At December 31, 2001(2)
					Value of Unexercised In-the-Money Options/SARs At December 31, 2001(3)
	Number of Shares Acquired on Exercise
Name		Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Lief	—	$—	50,000	350,000	$—	$—
Dominic P. Behan, Ph.D.	—	—	59,375	203,125	392,906	892,969
Derek T. Chalmers, Ph.D.	31,250	547,500	28,125	203,125	35,719	892,969
Joyce H. Williams, R.A.C.	—	—	—	—	—	—
Elaine Alexander, M.D., Ph.D.	—	—	—	—	—	—
Richard P. Burgoon, Jr.(4)	36,250	660,113	—	—	—	—

(1)
Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)
Pursuant to stock option agreements between the Company and its employees, each of its employees are entitled to exercise their options prior to vesting. All of the exercisable options are vested, but have not yet been exercised, and all of the unexercisable options may be exercised, but have not yet vested and will only vest subject to the terms of the stock option agreements.

(3)
Fair market value of the Company's Common Stock at December 31, 2001 ($12.03) minus the exercise price of the options.

(4)
In September of 2001, Mr. Burgoon resigned from his positions with the Company, Aressa Pharmaceuticals, Inc., BRL Screening, Inc., and ChemNavigator. In connection with Mr. Burgoon's severance, vesting was accelerated with respect to options to acquire 46,250 shares of Arena restricted stock so that such options vested as of September 11, 2001.

Employment Agreements

        Each Named Executive Officer serves at the discretion of the Board of Directors. The Company does not have any written employment agreements or any change-of-control plans or arrangements with any Named Executive Officer.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers of the Company. The report is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

        Decisions regarding compensation of the Company's executive officers generally are made by, or subject to review by the Compensation Committee of the Board of Directors. However, all decisions regarding grants under the Company's option plans are made by the Equity Compensation Plan Committee of the Board of Directors. The Compensation Committee is responsible for reviewing the executive salary and benefits structure of the Company at least annually to insure its competitiveness within the Company's industry. During the fiscal year ended December 31, 2001, Mr. Lief, Dr. Steinmetz, and Dr. Ryser served as members of the Compensation Committee.

General Executive Compensation Policy

        The Company's executive compensation policy is designed to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company and to retain such executive officers in the employ of the Company. Accordingly, the Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities which are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of two elements: (i) salary, which reflects individual performance and is designed primarily to be competitive with compensation levels in the industry, and (ii) periodic stock option grants, which strengthen the mutuality of interests between the executive officer and the Company's stockholders.

        As a general matter, the salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's salary are based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors.

        The Board believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's common stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company.

        In 2001, the Company established an employee stock purchase plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the employee stock purchase plan, employees, including executive officers, may elect to have up to 15% of their earnings withheld for purchases of Common Stock on certain dates set forth in the plan. The price of Common Stock purchased under the employee stock purchase plan will be equal to 85% of the lower of the fair market value of the Common Stock on the date of enrollment or exercise date.

Implementation of Executive Compensation Policy

        The following describes the manner in which the Compensation Committee's executive compensation policy was implemented with respect to the fiscal year ended December 31, 2001. Also summarized below are some of the more important factors which were considered in establishing each executive officer's compensation package for the 2001 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

        Each year, the Chief Executive Officer recommends to the Compensation Committee new salary levels for the Company's executive officers. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. In addition, the Compensation Committee considers the number of shares of Common Stock covered by stock options granted to executive officers by the Equity Compensation Plan Committee. The Compensation Committee then reviews the Chief Executive Officer's recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, and arrives at new salary levels for each of the executive officers, including the Chief Executive Officer.

CEO Compensation

        In setting the compensation payable to Mr. Lief, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to Company performance.

        Mr. Lief's salary for the fiscal year ended December 31, 2001, was established based upon the Compensation Committee's evaluation of the Company's performance and Mr. Lief's personal performance, as well as its objective of having Mr. Lief's salary remain competitive with salaries being paid to similarly situated chief executive officers. Mr. Lief's salary was also based on the Compensation Committee's assessment of his favorable performance, which included his satisfaction of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 31, 2001, as well as the corporate performance of the Company during such year. In particular, the Compensation Committee considered the completion of a Secondary Public Offering by the Company, the continued management performance and success of the members of the Executive Committee reporting to Mr. Lief, scientific progress made by the Company, and the progress made in the Company's business development activities. Accordingly, the Compensation Committee increased his salary to $575,000 during the 2001 year.

        In addition, the Equity Compensation Plan Committee, which makes all determinations regarding the granting of options, determined to award Mr. Lief stock options to purchase 200,000 shares of Common Stock. The stock options to purchase 200,000 shares were granted at exercise prices equal to the fair market value of the Common Stock on the dates of grant and are subject to vesting. During 2001, all grants of stock options by the Company to its executive officers, including Mr. Lief, were made pursuant to its 2000 Equity Compensation Plan.

        Submitted by the Members of the Compensation Committee.

      Jack Lief
      Stefan Ryser, Ph.D.
      Michael Steinmetz, Ph.D.

Performance Graph

        The following is a line graph comparing the cumulative total return to stockholders (change in stock price plus reinvested dividends) of the Company's Common Stock from July 28, 2000 (the date of the Company's initial public offering) through December 31, 2001, to the cumulative total return over such period to: the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). In establishing the starting point on the line graph, we used the closing price of the Company's Common Stock on July 28, 2000 of $25.00 as required by SEC guidelines.

        The graph assumes the investment of $100 and the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. The Company's management cautions that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance. The information contained in the Performance Graph is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

Comparison of Cumulative Return on Investment

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 2002, by:

  •
  Each person, group or entity who is the beneficial owner of 5% or more of the Company's Common Stock

  •
  Each director and nominee for director

  •
  The Named Executive Officers; and

  •
  All current directors and executive officers as a group

        Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121.

Name and Address of Beneficial Owner	Shares Beneficially Owned(12)	Percentage of Total
RS Investments(1)	2,388,400	8.7%
MPM Asset Management(2)	2,074,792	7.5%
Tripos, Inc.(3)	1,858,440	6.7%
BVF Inc.(4)	1,677,600	6.1%
Jack Lief(5)	946,883	3.4%
Dominic P. Behan, Ph.D.(6)	576,250	2.1%
Derek T. Chalmers, Ph.D.(7)	576,500	2.1%
Joyce H. Williams, R.A.C.(8)	76,077	*
Elaine Alexander, M.D., Ph.D.(9)	55,116	*
Richard P. Burgoon, Jr.(10)	53,451	*
Michael Steinmetz, Ph.D.(2)	2,085,734	7.6%
John P. McAlister, III, Ph.D.(3)	1,877,000	6.8%
Stefan Ryser, Ph.D.	17,000	*
All directors and executive officers as a group (14 persons)(11)	6,622,869	22.8%

*
Less than one percent

(1)
Represents 2,388,400 shares beneficially owned by RS Investment Management Co. LLC and RS Investment Management, L.P., of which RS Diversified Growth Fund beneficially owns 1,933,400 shares, according to a Schedule 13G filed in February 2002. The address for RS Investments is 388 Market Street, Suite 17, San Francisco, California, 94111.

(2)
In the case of MPM Capital L.P., includes shares held through interests in MPM Capital L.P. and in entities directly or indirectly controlled by it. MPM Capital L.P. is a direct and indirect parent or a control person of MPM Asset Management LLC and funds managed and advised by it, and the general partners of such funds. Such shares also include shares held through interests in Medical Portfolio Management, LLC, the general partner of MPM Capital L.P. and reflect 1,796,035 shares held of record by BB BioVentures LP, 257,172 shares held of record by MPM BioVentures Parallel Fund, L.P., and 21,585 shares held of record by MPM Asset Management Investors 1999 LLC, according to a Schedule 13G filed in February 2001. MPM Capital L.P. and each of the entities controlled by it disclaims beneficial ownership of shares not directly held by it. According to Schedule 13Gs filed in February 2001, Drs. Ansbert S. Gadicke and Luke B. Evnin each hold sole voting and dispositive power over the shares beneficially owned by MPM Capital L.P. Drs. Gadicke and Evnin each disclaims beneficial ownership of shares not held directly by him. Dr. Steinmetz is a Managing Director of MPM Asset Management LLC, which is the advisor of BB BioVentures LP and MPM BioVentures Parallel Fund L.P. Dr. Steinmetz owns 10,942 shares of our common stock directly and may be deemed to beneficially own the shares owned by BB BioVentures LP, MPM BioVentures Parallel Fund L.P., and MPM Asset Management Investors 1999 LLC, but disclaims beneficial ownership of shares that he does not hold directly. Dr. Steinmetz is also the holder of record of 50,000 shares of ChemNavigator's Series A preferred stock, 13,296 shares of its Series B preferred stock and holds a warrant to purchase 3,324 shares of the common stock of ChemNavigator. The address of MPM Capital L.P., the entities controlled by it and Drs. Gadicke, Evnin and Steinmetz is One Cambridge center, 9th Floor, Cambridge, Massachusetts 02142.

(3)
Represents 1,860,000 shares beneficially owned by Tripos, Inc. Dr. McAlister is the President, Chief Executive Officer and director of Tripos. Dr. McAlister owns 2,000 shares of our common stock directly. Shares beneficially owned by Dr. McAlister also include 15,000 shares issuable upon the exercise of stock options. The address for Tripos is 1699 South Hanley Road, St. Louis, Missouri 63144. Dr. McAlister disclaims beneficial ownership of shares in which he does not have a pecuniary interest.

(4)
Represents shares beneficially owned by BVF Inc. BVF Inc. is the general partner of BVF Partners L.P. BVF Inc. and BVF Partners L.P. are the general partners of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and BVF Investments, L.L.C. Total shares reflect 521,600 shares held of record by Biotechnology Value Fund, L.P., 328,300 shares held of record by Biotechnology Value Fund II, L.P. and 754,500 shares held of record by BVF Investments, L.L.C., according to a Schedule 13G filed in February 2002. According to the Schedule 13G, Biotechnology Value Fund, L.P. shares voting and dispositive power over the shares of the common stock it beneficial owns with BFV Partners L.P. Biotechnology Value Fund II, L.P. also shares voting and dispositive power over the shares of the common stock it beneficially owns with BVF Partners L.P. BVF Investments, L.L.C. also shares voting and dispositive power over the shares of the common stock it beneficially owns with BVF Partners L.P. BVF Partners L.P. and BVF Inc. share voting and dispositive power over the shares of the common stock they beneficially own with certain managed accounts, in addition to Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and BVF Investments, L.L.C. The principal business office of BVF Inc. and related entities specified hereinabove is located at 227 West Monroe Street, Suite 4800, Chicago, Illinois, 60606.

(5)
Includes 570,000 shares issuable upon the exercise of stock options. Includes 78,125 shares that were issued to Mr. Lief upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if Mr. Lief leaves the Company's employ. Mr. Lief also owns 200,000 shares of the Common Stock of ChemNavigator, subject to repurchase by ChemNavigator if Mr. Lief is no longer employed by the Company.

(6)
Includes 347,500 shares issuable upon the exercise of stock options.

(7)
Includes 316,250 shares issuable upon the exercise of stock options.

(8)
Includes 15,000 shares issuable upon the exercise of stock options. Includes 10,000 shares that were issued to Ms. Williams upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if Ms. Williams is no longer employed by the Company.

(9)
Includes 15,000 shares issuable upon the exercise of stock options. Includes 22,500 shares that were issued to Dr. Alexander upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if Dr. Alexander is no longer employed by the Company.

(10)
The address for Mr. Burgoon is 11626 Timber Lake Drive, San Diego, California 92131.

(11)
Includes 1,513,750 shares issuable upon the exercise of stock options held by our directors and executive officers.

(12)
This table is based on information supplied by officers, directors and principal stockholder and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 27,591,273 shares outstanding on March 1, 2002, adjusted as required by the rules promulgated by the SEC. Includes shares issuable pursuant to options and other rights to purchase shares of the Company's common stock exercisable within 60 days of March 1, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and ten percent stockholders to file reports of ownership of equity securities of the Company and changes in such ownership with the SEC and the NASDAQ and to furnish copies of such reports to the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as discussed below.

        Dr. McAlister inadvertently failed to include his indirect holdings, attributed to him from his relationship with Tripos, Inc., on Form 4 for August 2000. Dr. McAlister filed an amendment to such Form 4 in February 2001 to report such indirect holdings. Dr. Ryser inadvertently failed to report on Form 4, for September 2000, that he no longer had an indirect interest in the Company stock attributed to him from International Biomedicine Holdings, Inc., because he was no longer affiliated with such company. Dr. Ryser filed a Form 4 in August 2001 to report his lack of an indirect interest in the Company stock attributed to him from International Biomedicine Holdings, Inc. Because of a misunderstanding as to when Mr. Mooney's options were granted, Mr. Mooney had reported the grant of his 25,000 options on Form 3. When it was discovered that Mr. Mooney had not reported his option grant correctly, Mr. Mooney reported his grant of 25,000 options on Form 5 for the year 2000 in August of 2001. Mr. Lerner inadvertently failed to timely file Form 3 upon becoming a reporting individual in May of 2001. As soon as the mistake was discovered, a Form 3 was filed for Mr. Lerner in October of 2001.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Jack Lief, Michael Steinmetz, Ph. D. and Stefan Ryser, Ph. D. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as members of the Company's board of directors or Compensation Committee.

        Mr. Lief, who is a member of the Company's Compensation Committee, is also the Company's Chief Executive Officer and serves as a director of ChemNavigator and as the President and Chief Executive Officer and a director of Aressa Pharmaceuticals, Inc. and BRL Screening, Inc. Mr. Lief entered into a four-year service agreement with ChemNavigator in May of 1999, in which he agreed to provide up to 200 hours of service per year. As compensation for his services he has received 200,000 shares of common stock of ChemNavigator, which vest over a period of four years, subject to Mr. Lief remaining in the Company's employ. The Company owns 35% of ChemNavigator.

Certain Relationships and Related Transactions

        Dr. McAlister, a member of the Company's Board Of Directors, is also the Chief Executive Officer and President of Tripos, Inc. Tripos is the beneficial owner of approximately 6.7% of our common stock. The Company has entered into a drug research collaboration agreement and a software license agreement with Tripos, and the Company may enter into additional agreements with Tripos for the joint development of drug leads using CART-activated receptors and Tripos' chemical library. The Company and Tripos will share expenses and any proceeds resulting from the collaboration. In addition, during 2001, the Company paid Tripos $1,405,000 for compounds purchased outside of the existing agreements with Tripos, and the Company's use of such compounds will not involve additional payments to Tripos.

        Dr. Steinmetz, a member of the Company's Board of Directors, is also a Managing Director for MPM Asset Management. MPM Asset Management is the beneficial owner of approximately 7.5% of the Company's Common Stock. Dr. Steinmetz is the holder of record of 50,000 shares of ChemNavigator's Series A preferred stock, 13,296 shares of its Series B preferred stock and holds a warrant to purchase 3,324 shares of the common stock of ChemNavigator for which he paid an aggregate purchase price of $80,315.

        Mr. Lief, the Company's President and Chief Executive Officer, is also the President, Chief Executive Officer of Aressa Pharmaceuticals, Inc. and BRL Screening, Inc. and a member of the Board of Directors of Aressa Pharmaceuticals, Inc., ChemNavigator and BRL Screening, Inc.

        Mr. Burgoon, the Company's former Senior Vice President, Operations, General Counsel and Secretary, was, prior to his resignation on September 30, 2001, also the Secretary of Aressa Pharmaceuticals, Inc. and ChemNavigator, and a member of the Board of Directors of Aressa Pharmaceuticals, Inc., ChemNavigator and of BRL Screening, Inc. In September of 2001, the Company and Mr. Burgoon entered into an agreement with Mr. Burgoon whereby Mr. Burgoon, then the Senior Vice President, Operations, General Counsel and Secretary resigned from his positions with the Company, as well as the positions he held with BRL Screening, Inc., a wholly owned subsidiary, Aressa Pharmaceuticals, Inc., a subsidiary of the Company, and ChemNavigator. In connection with Mr. Burgoon's resignation, Mr. Burgoon received $43,750 as severance pay in addition to the Company paying premiums of $974 to cover Mr. Burgoon's health insurance benefits from October 1, 2002 through November 15, 2001. In addition, vesting was accelerated with respect to options to acquire 46,250 shares of Arena restricted stock that Mr. Burgoon had received upon the exercise of unvested options.

        Mr. Burgoon had entered into a four-year service agreement in May of 1999 with ChemNavigator in which he agreed to provide up to 200 hours of service per year. As compensation for his services he had received 175,000 shares of common stock of ChemNavigator, which vested over a period of four years, subject to Mr. Burgoon remaining in the Company's employ. When Mr. Burgoon resigned in September of 2001, ChemNavigator repurchased from Mr. Burgoon, 87,500 of the shares of ChemNavigator that were unvested as of September 2001 for $8.75, pursuant to the terms of the service agreement between Mr. Burgoon and ChemNavigator.

        In October of 2001, Mr. Spector, the Company's current Vice President, General Counsel and Secretary left the law firm in which he was a partner to join the Company. In the year 2001, the Company paid Mr. Spector's former law firm, Morgan, Lewis & Bockius LLP $306,566 for consulting services, including consulting with respect to the Company's secondary public offering in June of 2001. The Company expects to continue to utilize the services of Morgan Lewis Bockius LLP during 2002. Mr. Spector does not expect to receive any benefit from the Company's continuing to use the services of Morgan, Lewis & Bockius LLP during the year 2002.

        Mr. Hoffman, the Company's Vice President, Finance, is also the Vice President, Finance of BRL Screening, Inc. Mr. Hoffman has entered into a four-year service agreement with ChemNavigator in May of 1999, in which he agreed to provide up to 200 hours of service per year. As compensation for his services he has received 100,000 shares of Common Stock of ChemNavigator, which vest over a period of four years, subject to Mr. Hoffman remaining in the Company's employ.

        Dr. Beeley, the Company's Vice President, Chief Chemical Officer has provided consulting services to ChemNavigator and has received 3,200 options to purchase shares of common stock of ChemNavigator as compensation for services rendered. The options vest over a period of four years, provided he continues to provide services to ChemNavigator.

        The Company also subleases office space to ChemNavigator at a fair market rate.

        The Company believes that all of the transactions described above were made and are on terms no less favorable to the Company than those that could be obtained from independent third parties in arms-length negotiations.

Audit Committee Report

        The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its oversight responsibilities during the year 2001. The report is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's Board of Directors has adopted a written charter for the Audit Committee. Consistent with Nasdaq audit committee structure and membership requirements, the Audit Committee is comprised of three members: Dr. McAlister, Dr. Ryser and Dr. Steinmetz. Because of Dr. McAlister's affiliation with Tripos (see "Certain Relationships and Related Transaction") he may be deemed to be a non-independent director under Nasdaq rules. As permitted by Nasdaq's rules, the Board of Directors carefully considered Dr. McAlister's affiliation with Tripos, the Company's relationship with Tripos and Dr. McAlister's accounting and financial expertise, and determined that it is in the best interest of the Company and its stockholders that Dr. McAlister continue to serve as a member of the Audit Committee. The remaining members of the Audit Committee are independent directors as defined in the Nasdaq rules. The Committee held eight meetings during 2001.

        In fulfilling its responsibilities, the Committee recommended to the Board of Directors the selection of the Company's independent auditors, Ernst & Young LLP. The Committee discussed with the independent auditors the overall scope and specific plans for their audit. The Committee also discussed the Company's financial statements and the adequacy of the Company's internal controls. During the Committee meetings, the Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The meetings also were designed to facilitate any desired private communication between the Committee and the independent auditors.

        The Committee monitored the independence and performance of the Company's independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented. The Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent auditors the independent auditors' independence. The Committee determined that the provision of professional services, other than audit and review services by the Company's independent auditors is compatible with maintaining their independence.

        The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussions referred to above, the Committee recommended to the Board of

Directors that the audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.

John P. McAlister, III, Ph.D.
Michael Steinmetz, Ph.D.
Stefan Ryser, Ph.D.

Audit Fees

        The aggregate fees billed to the Company for professional services rendered for the audit of the Company's financial statements during the year 2001, and the reviews of the financial statements included in the Company's Forms 10-Q during the year 2001 were $65,750.

Financial Information Systems Design and Implementation Fees

        No fees were billed to the Company for professional services rendered for design and implementation of the Company's accounting and computer systems by the Company's principal independent auditors during the year 2001.

All Other Fees

        The aggregate amount of fees billed to the Company for professional services, other than audit and review of the Company's financial statements, and design and implementation of the Company's accounting and computer systems, rendered by the Company's principal independent auditors during the year 2001 was $167,300. This amount included services in connection with the Company's Secondary Offering in June 2001.

Stockholder Proposals for the 2003 Annual Meeting

        To be considered for inclusion in next year's proxy statement, stockholder proposals must be in writing and be received at the Company's Headquarters no later than the close of business on December 23, 2002.

        Notices of intention to present proposals at the 2003 annual meeting should be addressed to General Counsel, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

        A copy of the Company's Annual Report for the 2001 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report On Form 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121.

Other Matters

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: [ ]
By Order of the Board of Directors

Steven W. Spector Vice President, General Counsel & Secretary

Exhibit A

ARENA PHARMACEUTICALS, INC.

2002 EQUITY COMPENSATION PLAN

TABLE OF CONTENTS

2002 EQUITY COMPENSATION PLAN

Introduction	A-1
Administration	A-1
Committee	A-1
Committee Authority	A-1
Committee Determinations	A-1
Grants	A-1
Shares Subject to the Plan	A-1
Shares Authorized	A-1
Adjustments	A-2
Eligibility for Participation	A-2
Eligible Persons	A-2
Selection of Grantees	A-2
Granting of Options	A-2
Number of Shares	A-2
Type of Option and Price	A-2
Option Term	A-3
Exercisability of Options	A-3
Termination of Employment, Disability or Death	A-3
Exercise of Options	A-5
Limits on Incentive Stock Options	A-5
Restricted Stock Grants	A-5
General Requirements	A-5
Number of Shares	A-5
Requirement of Employment or Service	A-5
Restrictions on Transfer and Legend on Stock Certificate	A-6
Right to Vote and to Receive Dividends	A-6
Lapse of Restrictions	A-6
Withholding of Taxes	A-6
Required Withholding	A-6
Election to Withhold Shares	A-6
Transferability of Grants	A-6
No Transferability of Grants	A-6
Transfer of Nonqualified Stock Options	A-7
Change of Control of the Company	A-7
Consequences of a Change of Control	A-7
Notice and Acceleration	A-7
Assumption of Grants	A-7
Other Alternatives	A-7
Limitations	A-7

i

Requirements for Issuance or Transfer of Shares	A-8
Shareholder's Agreement	A-8
Limitations on Issuance or Transfer of Shares	A-8
Amendment and Termination of the Plan	A-8
Amendment	A-8
Termination of the Plan	A-8
Termination and Amendment of Outstanding Grants	A-8
Governing Document	A-8
Funding of the Plan	A-8
Rights of Participants	A-8
No Fractional Shares	A-9
Headings	A-9
Effective Date of the Plan	A-9
Miscellaneous	A-9
Grants in Connection with Corporation Transactions and Otherwise	A-9
Compliance with Law	A-9
Governing Law	A-9

ii

ARENA PHARMACEUTICALS, INC.

2002 EQUITY COMPENSATION PLAN

        The purpose of the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Arena Pharmaceuticals, Inc. (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

        1. Administration

          (a)    Committee.    The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board. The Committee shall be comprised of two or more individuals who are "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or its successor), and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (or its successor), and related Treasury regulations. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall be authorized to take any action that the Committee is authorized to take under the Plan.

          (b)    Committee Authority.    Except as otherwise determined by the Board, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

          (c)    Committee Determinations.    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

        2. Grants

        Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") and restricted stock as described in Section 6 ("Restricted Stock") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

        3. Shares Subject to the Plan

          (a)    Shares Authorized.    Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is Two Million Seven Hundred Fifty Thousand (2,750,000) shares, provided however, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan during any calendar year shall not exceed five percent (5%) of the number of shares of Company Stock then outstanding on the date of the Grant. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be Two Hundred Thousand (200,000) shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for the purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

          (b)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

        4. Eligibility for Participation

          (a)    Eligible Persons.    All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors"), shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction,and the Key Advisors do not directly or indirectly promote or maintaining a market for the Company's securities.

          (b)    Selection of Grantees.    The Committee shall select the Employees, Non-Employee Directors and Key Advisors who shall receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in the manner as the Committee shall determine. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

        5. Granting of Options

          (a)    Number of Shares.    The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

          (b)    Type of Option and Price.

              (i)  The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock

    Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

            (ii)  The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (w) the Exercise Price of a Nonqualified Stock Option shall not be less than 85% of the Fair Market Value of a share of Company Stock on the date of grant (unless clause (z) below applies), (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, 100% of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted, (y) an Incentive Stock Option shall not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant, and (z) to the extent required by applicable law, a Nonqualified Stock Option shall not be granted to a person who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

            (iii)  The Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is publicly traded and is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

          (c)    Option Term.    The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (d)    Exercisability of Options.    Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. Options shall vest over a period of not more than five years and at a rate of not less than 20% per year. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (e)    Termination of Employment, Disability or Death.

              (i)  Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than "disability," death, or termination for "cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

            (ii)  In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for "cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee's termination of employment or service, any Options held by the Grantee shall immediately terminate, unless otherwise provided by the Committee.

            (iii)  In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

            (iv)  If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

            (v)  For purposes of this Section 5(e) and Section 6:

              (A)  The term "Company" shall mean the Company and its parent and subsidiary corporations, or other entities, as determined by the Committee.

              (B)  "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

              (C)  "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code, or as otherwise determined by the Committee.

              (D)  "Cause" shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (f)    Exercise of Options.    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

          (g)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

        6. Restricted Stock Grants

        The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

          (a)    General Requirements.    Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b)    Number of Shares.    The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

          (c)    Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The

  Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d)    Restrictions on Transfer and Legend on Stock Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

          (e)    Right to Vote and to Receive Dividends.    Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

          (f)    Lapse of Restrictions.    All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

        7. Withholding of Taxes

          (a)    Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b)    Election to Withhold Shares.    If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

        8. Transferability of Grants

          (a)    No Transferability of Grants.    Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), or otherwise permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (b)    Transfer of Nonqualified Stock Options.    Notwithstanding the foregoing, if permitted by applicable law, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more entities for the benefit of family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

        9. Change of Control of the Company

        As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; or

          (b)  The shareholders of the Company approve (or, if shareholder approval is not required, the Committee approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

        10. Consequences of a Change of Control

          (a)    Notice and Acceleration.    Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

          (b)    Assumption of Grants.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

          (c)    Other Alternatives.    Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

          (d)    Limitations.    Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

        11. Requirements for Issuance or Transfer of Shares

          (a)    Shareholder's Agreement.    The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock issued or distributed pursuant to this Plan.

          (b)    Limitations on Issuance or Transfer of Shares.    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

        12. Amendment and Termination of the Plan

          (a)    Amendment.    The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or, section 162(m) of the Code.

          (b)    Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

          (c)    Termination and Amendment of Outstanding Grants.    A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (d)    Governing Document.    The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        13. Funding of the Plan

        This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

        14. Rights of Participants

        Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

        15. No Fractional Shares

        No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        16. Headings

        Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

        17. Effective Date of the Plan.

        Subject to approval by the Company's shareholders, the Plan shall be effective on January 15, 2002.

        18. Miscellaneous

          (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

          (b)    Compliance with Law.    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (c)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of California.

[END OF PLAN]

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2002 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement each dated [                                  ]and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively, of Arena Pharmaceuticals, Inc. (the "Company"), or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth below, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 15, 2002, at the 2002 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6166 Nancy Ridge Drive, San Diego, California 92121, on Tuesday, June 11, 2002, at 10:00 am, San Diego local time, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

ARENA PHARMACEUTICALS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    /X/

The Board of Directors recommends a vote "FOR" Items 1, 2, 3 and 4 below.

		For	Withhold Authority	For All Nominees Listed Below Except
1.	Election of Directors	/ /	/ /	/ /	Nominees Excepted
Nominees: Jack Lief, Dominic P. Behan, Ph.D., Derek T. Chalmers, Ph.D., John P. McAlister, III, Ph.D., Michael Steinmetz, Ph.D., and Stefan Ryser, Ph.D.
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL NOMINEES LISTED BELOW EXCEPT" and write that nominee's name in the space to the right thereof.)
		For	Against	Abstain
2.	Ratification of selection of Ernst & Young LLP as independent auditors	/ /	/ /	/ /
3.	Proposal to approve Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan with 2,750,000 shares of common stock reserved for issuance thereunder	/ /	/ /	/ /
4.	Proposal to approve an amendment to the Company's Restated Certificate of Incorporation to provide stockholder action be taken only at an annual or special meeting of stockholders and to prohibit stockholder action by written consent	/ /	/ /	/ /
Check here if you plan to attend the annual meeting. / /
Dated

Signature
Signature, if held jointly

NOTE: This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon. If shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please return in the envelope provided or fax to (303) 986-2444, Attention: Proxy Department

QuickLinks

ARENA PHARMACEUTICALS, INC.
TABLE OF CONTENTS TO PROXY STATEMENT
Summary Compensation Table
Comparison of Cumulative Return on Investment
ARENA PHARMACEUTICALS, INC. 2002 EQUITY COMPENSATION PLAN
TABLE OF CONTENTS 2002 EQUITY COMPENSATION PLAN
ARENA PHARMACEUTICALS, INC. 2002 EQUITY COMPENSATION PLAN
[END OF PLAN]